SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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STATE FARM MUTUAL FUND TRUST

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IMPORTANT INFORMATION FOR SHAREHOLDERS OF THE S&P 500

INDEX FUND OF STATE FARM MUTUAL FUND TRUST

At a special shareholder meeting on December 16, 2011, you will be asked to approve two proposals. Although we recommend that you carefully read the proxy statement that describes the proposals in detail, we have prepared the following “Questions & Answers” for your convenience.

The Board of Trustees (the “Board”) of State Farm Mutual Fund Trust (the “Trust”) has unanimously determined that the proposals are in the best interests of the Trust and urges you to vote in favor of each applicable proposal.

Q.	WHY IS A SPECIAL SHAREHOLDER MEETING BEING HELD?

A.	The Trust’s Board called a special shareholder meeting for December 16, 2011 (the “Meeting”), at which shareholders will be asked to vote on two different proposals related to the Trust’s S&P 500 Index Fund (the “Fund”).

Q.	WHY SHOULD A SHAREHOLDER VOTE? WHAT HAPPENS IF HE OR SHE DOESN’T VOTE?

A.	A vote is an opportunity for a shareholder to decide how the Fund is managed. A proxy that is not voted will not be counted as either for or against the proposals.

Q.	HOW DOES A SHAREHOLDER VOTE?

A.	You may vote by mailing your completed proxy card in the enclosed postage paid envelope, by using the Internet or you may vote by phone (see enclosed instructions for Internet or phone voting). You also may vote in person at the Meeting.

Q.	WILL I HAVE TO PAY ANY FEES OR EXPENSES IN CONNECTION WITH THE PROPOSED CHANGES?

A.	No. However, the costs associated with the Meeting, which State Farm Investment Management Corp. (the “Manager”) has estimated will total $230,000, will be borne by the Fund. These costs are estimated to be approximately $0.004 per share.

Q.	WHAT ARE THE TWO PROPOSALS TO BE ADDRESSED AT THE MEETING?

1.	Approving changes to the manner in which the Fund pursues its investment objective. This change involves shareholders approving a change to the existing Investment Advisory and Management Services Agreement between the Trust and the Manager, and approving an Investment Sub-Advisory Agreement between the Trust, the Manager and BlackRock Fund Advisors (“BFA”) for the Fund.

2.	Approving manager of managers authority for the Fund. With manager of managers authority, the Manager, the Trust’s investment adviser, with the Board’s approval, can hire or change investment sub-advisers for the Fund without seeking approval from the Fund’s shareholders. This in turn should reduce costs for Fund shareholders and increase the Manager’s flexibility in overseeing the Trust’s investment sub-advisers.

Q.	WHY ARE THESE CHANGES BEING RECOMMENDED?

A.	If Proposal 1 is adopted, total annual operating expenses of the Fund will be reduced and the Fund will be managed in a more streamlined manner. If adopted, Proposal 2 may help the Fund operate more efficiently by affording additional flexibility to the Manager to hire and replace investment sub-advisers.

Proposal 1—Approve an Amendment to the Advisory Agreement and Approve a Sub-Advisory Agreement

Q.	WHY IS THE BOARD ASKING SHAREHOLDERS TO APPROVE AN AMENDMENT TO THE INVESTMENT ADVISORY AND MANAGEMENT SERVICES AGREEMENT BETWEEN THE TRUST AND THE MANAGER?

A.	Approving the amendment is a necessary part of restructuring the Fund to operate in a simpler fashion. The proposed restructuring of the Fund is not expected to affect the Fund’s investment performance but is expected to reduce annual total operating expenses of the Fund by 0.02% on an annual basis.

Q.	WHY IS THE BOARD ASKING SHAREHOLDERS TO APPROVE THE HIRING OF BFA AS FUND SUB-ADVISER?

A.	The Manager believes that BFA can provide satisfactory, long-term investment results for the Fund and its shareholders. BFA is experienced managing investment portfolios, like the Fund, with the investment objective to replicate the performance of the S&P 500 Index. The Manager believes that after the change, the Fund will exhibit similar risk/return characteristics as previously experienced, although there can be no guarantees.

Q.	WHAT IS AN INVESTMENT SUB-ADVISER?

A.	An investment sub-adviser is a company that under the supervision of a mutual fund’s board and investment adviser provides investment management services to a fund for a fee. Investment management services include selecting the portfolio securities that a Fund will purchase and sell, and taking steps to implement those recommendations.

Proposal 2—Approving Manager of Managers Authority for the Fund

Q.	WHAT IS MANAGER OF MANAGERS AUTHORITY?

A.	Under the Trust’s current structure, the Manager serves as the investment adviser for the Fund. At the Meeting, the Manager is proposing to hire an investment sub-adviser to manage the assets of the Fund. If in the future the Manager believes that a sub-adviser for the Fund should be changed, then the Manager will make a recommendation to the Board, and the Board will seek shareholder approval by convening a shareholder meeting. Manager of managers authority would allow the Manager, with the Board’s approval, to make changes to a Fund sub-adviser without holding a shareholder meeting. This would give the Board increased flexibility and eliminate the Fund’s expense of holding shareholder meetings whenever the Board and the Manager seek to hire or replace a sub-adviser. The Manager will monitor a sub-adviser’s performance and make recommendations to the Board about whether its sub-advisory agreement should be continued, modified or terminated. The Board has determined that the manager of managers structure is in the best interest of the Fund’s shareholders.

Proxy: S&P 500® Index Fund

The Board of Trustees of the State Farm® Mutual Fund Trust has called a shareholder meeting for all S&P 500 Index Fund shareholders on December 16, 2011.

On September 30, affected shareholders will be mailed a proxy in which they are being asked to vote on two proposals regarding the State Farm S&P 500 Index Fund:

•	Amendment to Investment Advisory Agreement and Approval for Investment Sub-Advisory Agreement

The new Investment Sub-Advisory Agreement between the Trust, State Farm Investment Management Corp. (SFIMC), and BlackRock Fund Advisors will result in a reduction of annual total operating expenses of the Fund by 0.02%.

•	“Manager of Managers” authority

Grant “Manager of Managers” authority allowing SFIMC the flexibility to change sub-advisors in the future, if needed, without incurring the expense of holding a special shareholder meeting and issuing a proxy.

At the special shareholder meeting on December 16, 2011, you will be asked to approve these two proposals. Although we recommend that you carefully read the proxy statement that describes the proposals in detail, we have prepared a Questions & Answers document for your convenience.

S&P 500 Proxy Questions & Answers

S&P 500 Proxy Statement

If the proposals pass, they will become effective May 1, 2012, and will contribute to a simpler structure, greater flexibility/control and lower expenses.

Questions about the proxy? Lost your proxy card? Please contact us at 1-800-447-4930.